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                                                            Exhibit 5.1

                              LATHAM & WATKINS
                              Attorneys at Law
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                           Telephone (213) 485-1234
                               Fax (213) 891-8763

                                  May 21, 1998


Guitar Center, Inc.
5155 Clareton Drive
Agoura Hills, CA 91301

           Re:  Guitar Center, Inc.
                Registration Statement on Form S-3
                ----------------------------------

Ladies and Gentlemen:

           At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), which Guitar Center, Inc., a Delaware corporation (the "Company"), is filing on the date hereof with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of warrants (the "Warrants") to purchase 676,566 shares of Common Stock of the Company, par value $0.01, and the 676,566 shares (the "Shares") of Common Stock underlying the Warrants.

           In our capacity as your counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

           We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, as to any matters of federal law, municipal law or the laws of any other local agencies within the state.

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Guitar Center, Inc.
May 21, 1998
Page 2


           Subject to the foregoing, we are of the opinion that, as of the date hereof:

           1. The Warrants have been duly authorized and validly issued and are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

           2. The Shares issuable upon the exercise of the Warrants have been duly authorized.

           3. Upon the exercise of the Warrants, the Shares, when delivered against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

           The opinion expressed in paragraph 1 above is subject to the following limitations, qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

           This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

           We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                    Very truly yours,


                                    /s/ LATHAM & WATKINS